Exhibit 21.1

CARVER BANCORP, INC.
Subsidiaries of Registrant

	Ownership Percentage	State of Incorporation	Description

Carver Bancorp, Inc.		Delaware	Holding Company

Carver Federal Savings Bank	100%	USA	Federal Savings Bank
CSFB Credit Corp.	100%	New York	Inactive
CSFB Realty Corp.	100%	New York	Real Estate Holding Company
Carver Asset Corp.	100%	Delaware	Real Estate Investment Trust

Carver Community Development Corporation	100%	Delaware	Community Development
Sub CDE 1, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 2, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 3, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 4, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 5, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 6, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 7, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 8, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 9, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 10, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 11, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 12, LLC	99.99% [1]	Delaware	Lending Vehicle for NMTC
Sub CDE 13, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 14, LLC	99.00% [3]	Delaware	Lending Vehicle for NMTC
Sub CDE 15, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 16, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 17, LLC	00.00% [1,2]	Delaware	Lending Vehicle for NMTC
Sub CDE 18, LLC	99.00% [3]	Delaware	Inactive
Sub CDE 19, LLC	99.00% [3]	Delaware	Inactive
Sub CDE 21, LLC	99.00% [3]	Delaware	Inactive
Alhambra Holdings Corp.	100%	Delaware	Inactive

1.	Also owned 0.01% by Carver Community Development Corporation

2.	99.99% owned by an investment vehicle controlled by an investor unaffiliated with Carver. Carver may provide services for the investment vehicle.

3.	Also owned 1.00% by Carver Community Development Corporation

In addition, Carver Bancorp, Inc. has created Carver Statutory Trust I to raise capital for its operations